UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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MEASUREMENT SPECIALTIES, INC.
(Name of Registrant as Specified In Its Charter)

TE CONNECTIVITY LTD.
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The attached transcript is from a telephonic investor presentation held on June 18, 2014.  The telephonic investor presentation was open to the public and the press release and slide deck related to the presentation were previously filed.

This filing also consists of the following posts which were made by TE Connectivity Ltd. to its Facebook, Linkedin, Twitter and Google+ pages on the evening of June 18, 2014:

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TE Connectivity to Acquire Measurement Specialties - Establishes TE as a Leader in the Sensor Market. http://bit.ly/1nhH9ZP

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TE Connectivity to Acquire Measurement Specialties - Establishes TE as a Leader in the Sensor Market. http://bit.ly/1nheELP

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TE Connectivity to Acquire Measurement Specialties - Establishes TE as a Leader in the Sensor Market. http://bit.ly/1nheELP

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TE Connectivity to Acquire Measurement Specialties - Establishes TE as a Leader in the Sensor Market. http://bit.ly/1nheELP

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is for informational purposes only and does not constitute an offer to purchase or a solicitation of any proxy, vote or approval. In connection with the proposed merger, Measurement Specialties, Inc. (“MEAS”) intends to file a proxy statement and related documents with the U.S. Securities and Exchange Commission (“SEC”). The definitive proxy statement will be mailed to MEAS shareholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement and other relevant documents (in each case when available) filed by MEAS and TE Connectivity Ltd. with the SEC at the website maintained by the SEC at www.sec.gov. Copies of the documents filed by MEAS with the SEC will be available free of charge at the website maintained by MEAS at www.meas-spec.com. Copies of the documents filed by TE Connectivity Ltd. with the SEC will be available free of charge at the website maintained by TE Connectivity Ltd. at www.te.com. MEAS and its directors, executive officers and certain other employees may be deemed to be participants in the solicitation of proxies from MEAS’ shareholders with respect to the proposed merger. Information about MEAS’ directors and executive officers and their ownership of MEAS’ common stock is set forth in the proxy statement for MEAS’ 2013 Annual Meeting of Stockholders, which was filed with the SEC on July 29, 2013, and MEAS’ Annual Report on Form 10-K for the fiscal year ended March 31, 2014, which was filed with the SEC on June 3, 2014. Additional information regarding persons who may be deemed to be participants in the solicitation of proxies in respect of the proposed merger will be contained in the proxy statement to be filed by MEAS with the SEC.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This communication contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this communication include statements addressing our future financial condition and operating results; our ability to fund and consummate the transaction, including the entry into financing arrangements and the receipt of regulatory approvals; and our ability to realize projected financial impacts of and to integrate the acquisition. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; the possible effects on us of changes in tax laws, tax treaties and other legislation; the risk that the transaction may not be consummated; the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated; the risk that Measurement Specialties’ operations will not be successfully integrated into ours; and the risk that revenue opportunities, cost savings and other anticipated synergies from the transaction may not be fully realized or may take longer to realize than expected. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports filed by us with the SEC.

Corrected Transcript

18-Jun-2014

TE Connectivity Ltd. (TEL)

Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

CORPORATE PARTICIPANTS

Sujal Shah	Steven T. Merkt
Vice President-Investor Relations, TE Connectivity Ltd.	President-Transportation Solutions, TE Connectivity Ltd.

Thomas J. Lynch	Robert W. Hau
Chairman & Chief Executive Officer, TE Connectivity Ltd.	Chief Financial Officer & Executive Vice President, TE Connectivity Ltd.

OTHER PARTICIPANTS

Matt J. Sheerin	Steven B. Fox
Analyst, Stifel, Nicolaus & Co., Inc.	Analyst, Cross Research LLC

Shawn M. Harrison	Wamsi Mohan
Analyst, Longbow Research LLC	Analyst, Bank of America Merrill Lynch

Jim Suva	Amitabh Passi
Analyst, Citigroup Global Markets Inc. (Broker)	Analyst, UBS Securities LLC

Amit Daryanani	Sherri A. Scribner
Analyst, RBC Capital Markets LLC	Analyst, Deutsche Bank Securities, Inc.

William Stein
Analyst, SunTrust Robinson Humphrey

MANAGEMENT DISCUSSION SECTION

Operator: Ladies and gentlemen,  thank you for standing by and welcome to the TE Connectivity Investor Relations Conference Call. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session and instructions will be given at that time. As a reminder, this conference is being recorded.

Now, I’d like to turn the conference over to your host, Sujal Shah, Vice President of Investor Relations at TE Connectivity. Please go ahead.

Sujal Shah

Vice President-Investor Relations, TE Connectivity Ltd.

Good afternoon and thank you for joining us. This conference call is being held to discuss our announcement of the proposed acquisition of Measurement Specialties. With me today is our CEO, Tom Lynch, our CFO, Bob Hau, and the President of our Transportation business, Steve Merkt.

The purpose of this call is to discuss the acquisition of Measurement Specialties and answer questions about this transaction. We will not be providing any updates or answering any questions on current quarter results or trends on today’s call. This communication does not constitute an offer to sell or solicitation of an offer to buy any security or solicitation of any vote or approval.

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

In connection with the announced transaction, Measurement Specialties will file with the SEC a proxy statement regarding the proposed transaction. After the proxy statement has been declared effective by the SEC, the definitive proxy statement will be sent to Measurement Specialties’ shareholders. You should review materials filed with the SEC carefully as they will include important information regarding the proposed transaction and the solicitation of proxies in connection with the proposed transaction.

During the course of this call, we will be providing certain forward-looking information and we ask you to review the forward-looking cautionary statements included in today’s press release. In addition, we will use certain non - GAAP measures in our discussion and we ask you to review the sections of our press release in the accompanying slide presentation that addresses the use of these terms. The press release and slide presentation can be found on the Investor Relations portion of our website at te.com.

Finally, I would like to remind participants on the Q&A portion of today’s call to limit themselves to one follow up question to make sure we are able to cover all questions during the allotted time.

Now, let me turn the call over to our CEO, Tom Lynch.

Thomas J. Lynch

Chairman & Chief Executive Officer, TE Connectivity Ltd.

Thanks, Sujal, and good afternoon, everyone. Thank you for joining us on relatively short notice. We are very excited to discuss our offer to acquire Measurement Specialties and continue to drive our expansion into the attractive, high-growth $80 billion sensor market.

Please turn to slide four. This acquisition is a very important part of our strategy to build a leading sensor business. The combination of TE and Measurement Specialties creates an unrivaled leader in connector and sensor capability. Once the transaction is complete, TE will have a broad portfolio of sensors to go along with our leading portfolio of connectors. TE’s existing scale coupled with Measurement Specialties’ product range will enable the combined companies to accelerate sensor growth as we reach many more customers together.

Please turn to slide five. TE is the worldwide leading provider of connectivity, with revenue of over $13 billion in our last fiscal year, fiscal year 2013. If data, power, or signal moves through it, TE connects it. Our strategy is consistently focused on building the broadest range of connectivity solutions for our customers, with special emphasis on harsh environment applications that leverage our extensive engineering and manufacturing capabilities. Our customers, big and small, value partners like TE to bring them leading technologies to enable their products to be increasingly safe, green, and connected.

Several years ago, we decided to enter the sensor market as it has many of the characteristics of our connectivity business. We have built this into a $200 million-plus business, and it became clear that sensors are a major growth opportunity for TE. The sensor industry is fragmented and has few scale players. With the acquisition of Measurement Specialties, we expect to be a leading sensor company growing faster than the market and providing our customers with the broadest range of connectivity and sensor solutions.

We think this is a great position to have in the Internet of Things world. With the Measurement Specialties acquisition, if data, power, or signal moves through it, TE connects and senses it, a tremendous opportunity.

Please turn to slide six and I’ll discuss the strategic rationale for the acquisition. This establishes TE as a leader in the attractive sensor market. The combination of TE sensor business with Measurement Specialties’ leading range of sensors and sensor systems establishes TE as one of the largest sensor companies in the world. The sensor

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

market is fragmented, large and a high-growth market, and this acquisition increases TE’s addressable market by nearly $40 billion. We believe TE’s scale will be unique in this market and a tremendous advantage for our customers.

Two, this enables accelerated sales and profit growth for our company. Our scale coupled with Measurement Specialties’ broad sensor product range is expected to create double-digit growth in TE’s sensor business. TE’s deep OEM relationships, our unparalleled go-to-market resources, our engineering strengths, our leadership in harsh environment applications, and our global footprint are all major levers we will use to drive this accelerated growth. We also expect to achieve significant cost and tax synergies and generate attractive financial returns for our shareholders with this transaction.

Three, the acquisition increases TE content at our customers. The combination of Measurement Specialties with TE creates the leading provider of highly engineered connectivity and sensor solutions. This combination will enable us to provide a broader range of solutions for our customers and increase our content per application. Our combined companies will have almost 500 engineers dedicated to sensor product development. This is up from our approximately 100 today. This is very important for our customers.

We also believe that the acquisition uniquely positions us to provide highly engineered integrated connector and sensor solutions for future generations of products. This combined portfolio of connectors, antennas, and sensors gives us the ability to sense, communicate, and connect power, data, and signals. These are the key building blocks of the Internet of Things.

Please turn to slide seven and I’ll cover the sensors market in a little more detail. Connectors and sensors are driven by similar trends in most industries and have high value-to-cost ratios and highly engineered solutions. Both of these product ranges are located deep in the architecture of our customers’ end product. The sensor market is very large and even more fragmented than the connector market. In sensors, there are very few large incumbents and no broad-based sensor suppliers the size and scale of TE. We are really excited about the opportunity this presents us. We have been studying the market for several years and believe Measurement Specialties is the best fit for TE.

Please turn to slide eight. We believe that the power of TE plus Measurement Specialties will bring key benefits to our customers. TE has 5,000 customer-facing employees today, giving us unparalleled customer access and strategic partnerships across our served markets. Bringing Measurement Specialties’ broad sensor of portfolio into the scale of TE will open up many more opportunities at both existing and new customers.

Now, I’m going to turn it over to Steve Merkt, who’s our President of the Transportation Solutions segment. Steve will have overall responsibility for TE sensor business and has come to know Measurement Specialties very well over the last two years. Steve also has been with TE for 25 years.

Steven T. Merkt

President-Transportation Solutions, TE Connectivity Ltd.

Thank you, Tom. Please turn to slide nine. Measurement Specialties is a very exciting addition to the TE team. Through a decade long process, Frank Guidone, the Measurement Specialties CEO, and his team have strategically built the business that is unique in the industry. They have a broad portfolio of products and technologies that serve a wide range of end markets. Even more impressive than the portfolio is the team behind these technologies.

Measurement Specialties has a proven track record of expanding both revenue and profitability and they have been able to grow faster than the market. Their CAGR over the last five years is 26% which has been driven by a

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

combination of acquisitions and organic growth ranging from 8% to 12% per year. The combination of Measurement Specialties’ broad technology portfolio and TE’s market -leading customer access opens a wide range of potential applications across multiple industries.

The combination provides nearly $40 billion of new expansion opportunities across many of the same customers we currently serve in our market-leading connectivity business. Slide 10 and 11 illustrates the power of this combination.

Slide 10 shows our current position in the connector and sensor businesses. The orange bars indicate the markets that we currently have technology to serve. Slide 11 illustrates the combination of TE and Measurement Specialties. The blue bars represent markets for which Measurement Specialties has products and TE has strong go-to-market capability. The combination of the two opens up approximately $40 billion of the $80 billion sensor market and establishes TE has an $800 million player in this market.

What especially is exciting is that these applications represent customer needs that are well aligned with TE’s proven capabilities. In most cases, these sensors function in harsh environments where the cost of failure is very high relative to the cost of the component and customers truly value having a trusted partner that understands their needs and has the scale to meet those needs anywhere in the world.

Please turn to slide 12 and I’ll walk you through an example of how this combination opens up opportunities in a specific industry. Measurement Specialties has developed a broad range of sensors to serve the industrial transportation market and has recently strengthened this portfolio with the acquisition of Wema. They have significant momentum in this space and are continuing to accelerate the growth of the revenue pipeline. Even with the success in the industrial transportation market, Measurement Specialties has historically chosen not to play in the automotive market.

The scale requirements and high barriers to entry for non-automotive suppliers made it particularly difficult for them. This creates a significant revenue synergy opportunity as we combine our unrivaled automotive customer access, globally deployed technical resources, harsh environment packaging expertise, and operational scale with Measurement Specialties’ product and technology portfolio. TE is the clear world leader in connectivity in the automotive market. We work closely with our customers as they architect the entire vehicle and as they develop the individual systems and applications within this architecture. We have successfully leveraged this access to drive leadership positions in automotive connectors, automotive relays, automotive circuit protection, and leadership for applications that utilize our limited automotive sensor technology portfolio.

Customers are actively asking us to expand our automotive sensor portfolio and have awarded us programs as we bring new technology online. This is just one example in the automotive market and there are similar examples across the other harsh environment markets we serve. The acquisition of Measurement Specialties immediately expands our technology portfolio and opens up a broad range of sensor opportunities in applications where we already hold the market leadership position for connectivity.

I’d now like to turn the call over to Bob to review the transaction highlights.

Robert W. Hau

Chief Financial Officer & Executive Vice President, TE Connectivity Ltd.

Thanks, Steve. Let me turn to the transaction summary on slide 13. The enterprise value of the transaction is approximately $1.7 billion, at a price of $86 per share. This is an all-cash offer that we expect to fund with $1.3

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

billion of debt plus cash on hand. Based on Measurement Specialties’ current fiscal year guidance, the acquisition price is 16.7 times adjusted EBITDA including their acquisition of Wema and other companies earlier this year.

Tom and Steve gave detail on how we expect to realize multiple revenue synergy opportunities, so I’ll give so me additional color below the top line. Tax synergies are an important value driver of this acquisition. We’ll be able to utilize both the benefits of our structure as well as operating loss carry-forwards, improving the company’s financial results. We also expect to realize cost synergies particularly in SG&A and other public company related costs. And beyond this, we expect to apply our TEOA program to increase efficiency as we move forward through the acquisition.

We expect the deal to be accretive by mid-single-digits to adjusted EPS in year one. And this includes interest expense, amortization, and costs to achieve synergies, but excludes deal-related costs. The transaction will be accretive to revenue growth and gross margin.

We have bridge financing in place to cover any debt needed, but currently plan to go to the debt markets in fiscal Q4 to raise approximately $1.3 billion to fund the transaction. We expect to carry slightly higher debt levels as measured on a debt-to-EBITDA metric, but return to current levels in approximately 18 months.

This transaction does not lead to changes to our capital return program. And we expect to continue to return approximately two-thirds of our free cash flow to shareholders over time. As a data point, we’ve returned approximately two-thirds of our free cash flow to shareholders since 2007, even with two large acquisitions. The boards of both companies approved the transaction within the last 36 hours, and it’s expected to close in the calendar 2014 after approval by Measurement Specialties’ shareholders and with customary closing conditions.

I’ll turn the call over to Tom for some closing comments.

Thomas J. Lynch

Chairman & Chief Executive Officer, TE Connectivity Ltd.

Thank you, Bob. At this point, I wanted to briefly work through how Measurement Specialties fits in with our value creation model, so please turn to slide 14.

As we’ve identified before, our core company growth rate is expected to be 5% to 7%, roughly two times GDP. The sensor market growth profile is three times GDP, and we expect to grow faster than that with the synergies we bring. Measurement Specialties fortifies our growth rate. Measurement Specialties’ sensor gross margins are generally higher than connector gross margins due to the technology demands of the sensor element. Measurement Specialties’ gross margins have been consistently in the 40% range and TE’s scale will enhance it. So Measurement Specialties also fortifies our gross margin objective. And as Bob said, we will continue to follow our capital return practice of returning two-thirds of free cash flow to shareholders.

So please turn to slide 15, and I’ll wrap up my comments. Today is the culmination of several years’ work, developing our in-house sensor business and evaluating the best opportunities to enable TE to establish a strong and broad leadership in the sensor industry. Several years ago, this started out as a program to expand our product range in automotive, now we’re making sensors a significant business platform in TE. This approach has given us great confidence that this is the right move at the right time.

I’m thrilled that the Measurement Specialties team is going to join TE. They have a great track record and they’ll fit right in with our culture. Together, we will do great things for our customers and we’ll create significant value for TE shareholders.

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

I’ll now like to turn the call back to Sujal, and Sujal, do you want to take it?

Sujal Shah

Vice President-Investor Relations, TE Connectivity Ltd.

Thank you, Tom. At this point, we’ll begin the Q&A portion of the call. Paul, will you please give the instructions for the Q&A session.

QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] Our first question today is from Matt Sheerin with Stifel. Please go ahead.

Matt J. Sheerin	Q
Analyst, Stifel, Nicolaus & Co., Inc.

Hi. Thanks and good afternoon. First question just regarding comments around your [indiscernible] (17:34) allocation strategy. You’re sticking to the buyback and dividend strategy but you said over time. Does that mean until you bring debt levels down again over the next year or two, we won’t see additional buy backs or dividends?

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Hey , Matt. You’re breaking up a little bit, but let me repeat the question. I think what you asked is, is this going to change our buyback strategy? And when I say over time, does that mean until we pay down the debt we’re not going to buy back?

Matt J. Sheerin	Q
Analyst, Stifel, Nicolaus & Co., Inc.

That’s correct.

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

That’s the question?

Matt J. Sheerin	Q
Analyst, Stifel, Nicolaus & Co., Inc.

Yes.

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

No, the answer to that question is we’re not going to hold off. We’re going to continue to buy back. We’re funding this with debt. And over time, what we mean by that is two-thirds, one-third; it’s not exactly that every quarter and every year. Last year, it was higher than that. This year, it’s running at that. But you will continue to see us in the market buying back.

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

Matt J. Sheerin	Q
Analyst, Stifel, Nicolaus & Co., Inc.

And as a follow up, it sounds like Measurement Specialties is going to be [indiscernible] (18:36) transportation. So it’s my understanding is that do you have some [indiscernible] (18:39).

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

We didn’t get any of that question, you really broke up there.

Matt J. Sheerin	Q
Analyst, Stifel, Nicolaus & Co., Inc.

[indiscernible] (18:50).

Sujal Shah	A
Vice President-Investor Relations, TE Connectivity Ltd.

Yeah, sorry, Matt. May be you could join the queue at the end and we can put you back through. Paul, could we have the next question, please?

Operator: Shawn Harrison with Longbow Research. Please go ahead.

Shawn M. Harrison	Q
Analyst, Longbow Research LLC

Hi. Can you hear me?

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

We can.

Shawn M. Harrison	Q
Analyst, Longbow Research LLC

Okay, this is good. So 19% EBITDA margin currently for the acquisition. Where do you think you can get that? I mean Sensata is doing probably about 10 points better than that right now. Is that a reasonable kind of high -20%s EBITDA margin? Or should you expect to be even able to do better than that putting TEOA to the business?

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Thanks, Shawn. I would expect that over the next three years, we’ll move that into the 20%s. I think that’s the best way to think about it. Our automotive business is there to day. We would expect to deliver significant margin accretion over the next few years.

Shawn M. Harrison	Q
Analyst, Longbow Research LLC

Okay. That’s an EBIT basis you’d be in the 20%s and EBITDA may be higher?

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

I would say, yes.

Shawn M. Harrison	Q
Analyst, Longbow Research LLC

Okay. And then as a follow up, may be, Bob, you can just elaborate a bit on the tax synergies. How much of a benefit is that? What does their cash tax rate decline to when they’re part of TE?

Robert W. Hau	A
Chief Financial Officer & Executive Vice President, TE Connectivity Ltd.

Shawn, our tax rate today, our cash tax rate today as a company is kind of mid-teens and we expect that to continue for a significant period of time. With Measurement, we’ll get their cash tax rate down actually just slightly below that, so it will be certainly better than what they’re seeing to day and actually just slightly below what our cash tax rate is at TE.

Shawn M. Harrison	Q
Analyst, Longbow Research LLC

Okay. Thanks a lot and congratulations on the acquisition [ph] asset (20:48).

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Thanks, Shawn.

Sujal Shah	A
Vice President-Investor Relations, TE Connectivity Ltd.

All right. Thanks, Shawn. Could we have the next question, please?

Operator: Jim Suva with Citi. Please go ahead.

Jim Suva	Q
Analyst, Citigroup Global Markets Inc. (Broker)

Thanks very much. Just a quick clarification question and then my more detailed question. On the clarification, when you talk about EPS accretion, I believe you said mid-single-digits. There are several ways to interpret that. Do you mean that’s kind of like, more like a $0.05 or like a percent of net income to be mid-single-digits, or like 5% of TEL’s EPS?

Robert W. Hau	A
Chief Financial Officer & Executive Vice President, TE Connectivity Ltd.

Yeah, sorry. Let me make sure I clarify. We’re talking mid-single pennies, so kind of $0.04 to $0.06.

Jim Suva	Q
Analyst, Citigroup Global Markets Inc. (Broker)

Okay, that makes a lot of sense. Then when we look at this business that you’re acquiring, gross margin’s better than TEL, operating margin’s below TEL. Is that just simply because of scale and scope, you should be able to get

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

margins higher? Or is it, you need to come in and do major restructuring? TEL’s been doing a lot of restructuring for many years. I’m just wondering if this is going to take some heavy restructuring now, and we’re entering back into another couple years of restructuring. And will this be included in your restructuring numbers or pull it out, or how should we think about that?

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Thanks, Jim. No, we don’t really see this as a restructuring transaction. This is really about the growth they bring. I think this is kind of typical for a technology company that’s in its early, relatively early stages, and so hasn’t scaled. So we’ll drive the margin by bringing the scale. So all up and down the P&L, whether it’s procurement, G&A leverage, sales support leverage, the rate of sales growth will be much higher than the rate of investment in those categories growth. So we’ll see — you’ll see more of that 40% gross margin fall to the bottom line.

Jim Suva	Q
Analyst, Citigroup Global Markets Inc. (Broker)

Great. Thank you very much and congratulations.

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Thanks, Jim.

Sujal Shah	A
Vice President-Investor Relations, TE Connectivity Ltd.

Thanks, Jim. Could we have the next question, please?

Operat or: That comes from the line of Amit Dary anani with RBC Capital Markets. Please go ahead.

Amit Daryanani	Q
Analyst, RBC Capital Markets LLC

Yes. Thanks a lot and congratulations on the deal, guys. Two questions from me. One, when you talk about this mid-single-digit EPS accretion, could you may be talk about what the acquisition-related charges, not just for the deal but really integration charges, are you factoring into that number because it sounds like you’re not taking out from that calculation, right?

Robert W. Hau	A
Chief Financial Officer & Executive Vice President, TE Connectivity Ltd.

That’s correct. So the only thing we’re essentially adjusting out of that mid-single pennies is deal related costs. And, Amit, what we’ll do, once we close later this year, we’ll give some more full detail of disclosure and transparency into what those numbers are in terms of deal-related costs.

Amit Daryanani	Q
Analyst, RBC Capital Markets LLC

Fair enough. And I guess, Tom, I mean, when I think about TEL’s kind of long-term model of 5% to 7% organic growth, layer on Measurement Specialties or layer on SEA CON, is it reasonable to think that the higher end of that number is a more realistic target as we go forward to? I’m just curious what you think your long-term organic targets should be. And then I think of Measurement Specialties, the 20%-plus growth number that you guys talked

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

about, any help in how much was organic versus acquisition driven? Because they were fairly deal-heavy from what I know.

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Sure. They did a number of acquisitions, but if you strip all that out, they’ve run 8% to 12% over the last seven to eight years, organic, so there’s a really, really solid organic. It’s a tremendous team, and they’re very close to their customers, just like us. As far as the growth rate, the impact on our overall growth rate, I used the word fortified because it’s $800 million of revenue that’s definitely going to be higher growth than our core. And as that grows over time, that’ll continue to — we would expect to improve our growth rate. That’s why we’re doing it, and this is a tremendous market with the literal explosion of sensors across — wherever there’s electronics with the low-cost of computing, you have sensors now, and that gives the ability to measure, control, monitor, which we think fits right in the sweet spot for what we do for our customers and their architecture.

Amit Daryanani	Q
Analyst, RBC Capital Markets LLC

Fair enough. Congrats again on the deal. Thanks a lot, guys.

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Thanks, Amit.

Sujal Shah	A
Vice President-Investor Relations, TE Connectivity Ltd.

Thanks, Amit. Can we have the next question, please?

Operator: William Stein with SunTrust. Please go ahead.

William Stein	Q
Analyst, SunTrust Robinson Humphrey

Thanks. Can you hear me?

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Yes.

William Stein	Q
Analyst, SunTrust Robinson Humphrey

Great. Thanks for taking my question. First, I understand that Measurement is in the process, or may be has just recently closed this Wema acquisition, and I’m wondering if you can comment as to the relative attractiveness of the organic business versus that piece of it that is relatively newer to the company?

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Steve, do you want to take that one?

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

Steven T. Merkt	A
President-Transportation Solutions, TE Connectivity Ltd.

Yeah, I’ll take that one.  The Wema business is primarily a business that’s focused on the industrial transportation market, and most of their technology is around things in the diesel engine cleanliness technology field, SCR sensors.  And that’s an area that’s driven by regulation growth.  And I would say the way I described the attractiveness of that pipeline is that they’re at the base of the mountain.  They’ve got a lot of wins in the pipeline and those are turning into revenue wins over the next year to two years.  So we feel like that’s a very attractive addition to the business.  It’s an area of the business that Measurement Specialties had also participated in, but it played a much more significant role in Wema’s overall business.

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

And what I’ll add to that is just, as y o u know, with the Deutsch acquisition, we are a strategic supplier to all the customers in that industry, as we are in the auto industry, and generally, that’s very positive when we can bring additional — it’s always very positive, I should say, when we can bring additional technology to them.

Robert W. Hau	A
Chief Financial Officer & Executive Vice President, TE Connectivity Ltd.

And, Will, turning to your question...

William Stein	Q
Analyst, SunTrust Robinson Humphrey

Sorry.

Robert W. Hau	A
Chief Financial Officer & Executive Vice President, TE Connectivity Ltd.

The Wema deal is closed.  They closed that on May 30.

William Stein	Q
Analyst, SunTrust Robinson Humphrey

Great. That’s really helpful. Guys, if I can have one follow up. I’m a bit curious about the timing and the valuation. So it looks like you’re paying about 17 times 2014 EBITDA and about 14 times the consensus 2015. On the surface of it, it doesn’t look cheap. The stock’s gone up a ton in the past couple years. This is not a completely new market to TE. So I’m just curio us why not a year or two ago? Why now? And how do you as a management team think about the right way to evaluate — to value potential targets? I’m guessing it’s a return on invested capital approach, but any clarity you can provide would be helpful.

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Sure, that’s quite a question. It’s a fair and good question. I would say a couple — let me answer the first — well, let me answer the why now. As you’ll recall, two years ago is when we bought Deutsch. We were also just building momentum really in our sensor business. And, as I said, we started out as a product line. It’s a great way to leverage our strength in the automotive business and we learned a lot. And then we put our mind to, should we — should this be a product line for us or is this a whole, in a sense, new platform for the business? And, ofcourse, we concluded the latter.

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

As far as the other part of your question on multiples, I’d answer that a couple ways. One, this is a high -growth technology acquisition and it really is going to leverage our scale. And the most exciting thing is the value proposition we’ll bring to the customers. We’re going to do that much more for the customer and be that much more important to them. And then the other way you could look at it is I think this is clearly how we feel, it’s fair value for a great asset and a great market. So I appreciate the question.

William Stein	Q
Analyst, SunTrust Robinson Humphrey

Thanks. That’s helpful. I appreciate it.

Sujal Shah	A
Vice President-Investor Relations, TE Connectivity Ltd.

Okay, thank you, Will. Could we have the next question, please?

Operator: Steve Fox with Cross Research. Please go ahead.

Steven B. Fox	Q
Analyst, Cross Research LLC

Thanks. Good afternoon. Just first question, Tom, when you talked about accelerating their revenue growth within the market, where they can grow faster than the market already, should we think about that in sort of your ability to do that on a two to three year type of timeframe given that you highlighted auto or are there ways to get that acceleration going into first year of the acquisition? And if you could sort of expand on the timing of different parts of that, that would be helpful. Thanks.

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Sure. Thanks, Steve. The real acceleration is in that two - to three-year timeframe. The good news is we will — the day after this closes, we will be able to take their great product line to our customers and — across the globe, and begin responding to RFPs. That’s a great thing. We don’t have to design it. We don’t have to modify it. We bring it right to the customer right away. We’ll — we will get some channel benefit and some — with standard products. And as you know, we have a very, very big channel business, about $ 2.5 billion we do through the electronic channel. And I know our channel partners will be very, very excited that we’re adding this to the product line. And then — but in terms of turning design-ins into revenue, it’ll be two to — it’ll start to ramp in year two and then really start to accelerate in year three.

Steven B. Fox	Q
Analyst, Cross Research LLC

Great. And then just so I understand how the business is going to be run organizationally when it’s part of TE, you’re saying that you’re going to run the sensor business separately going forward once it’s acquired? And if so, how do you plan on integrating with some of the go-to-market...

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Sure, sure. Today, we have a sensors business unit that reports in to Steve, because it is transportation-related. We are going to have Measurement Specialties report into that Transportation business unit. The person who runs that as well as Steve have deep experience across the whole company, so they will carry — we want to have it in one

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

place, we don’t want to confuse the required  — acquired company or diffuse our resources, so we believe in automotive and transportation is the best place, especially given that’s where we incubated our own business successfully. And then we will take it across to our other businesses, and they’ve been very active, our other — particularly our harsh environment businesses, business leaders and segment leaders like Terrance Curtin have been very active in evaluating the strategic opportunity and making the selection in [indiscernible] (31:30), so we feel that this is — it’s really an ideal way to position it inside the company for both Measurement Specialties as well as for TE.

Steven B. Fox	Q
Analyst, Cross Research LLC

Great. That’s very helpful. Congratulations.

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Thank you.

Sujal Shah	A
Vice President-Investor Relations, TE Connectivity Ltd.

All right, thanks, Steve. Could we have the next question, please?

Operator: Yeah. Mike Wood with Macquarie. Please go ahead.

Q

Hey, guys. This is Adam in for Mike. Just on the auto content, can you give us a sense of how much dollar content this adds for an average car, on top of the already -existing connect or content?

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Sure, Adam. This is the — one of the most exciting parts about this. Sensor content in autos today is about $200 a car, a vehicle very similar to our full range of connectivity content, which includes relays and, of course, primarily connectors. This is one of the most exciting parts about this. It’s a big market. We know these customers. We provide our transportation customers with over $5.5 billion of revenue to day. They trust us and they pull us as much as we push into them on these things. So this is, we believe, the sweetest spot of this for us.

Q

Okay, great. And then just on the outgrowth opportunities, I mean, you talked about it in your connect or business and in transportation, that 4% to 6% per year sort of outgrowth. Would you say it’s similar or may be higher or lower in the sensor market?

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Steve, do you want to take that?

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

Steven T. Merkt
President-Transportation Solutions, TE Connectivity Ltd.	A

Yeah, the sensor market is, in general, growing faster than the connectivity market within vehicles. And then when you look at the set of portfolio that we have, the technology we have with the access, we would expect to grow faster than that even. So I would say that you could expect this business to grow in the transportation business faster than the 4% to 6% that we’ve indicated for the connectivity side.

Q

Great. Thanks, guys.

Thomas J. Lynch
Chairman & Chief Executive Officer, TE Connectivity Ltd.	A

Thank you.

Sujal Shah
Vice President-Investor Relations, TE Connectivity Ltd.	A

All right, thank you, Adam. Could we have the next question, please?

Operator: That comes from the line of Wamsi Mohan with Bank of America Merrill Lynch. Please go ahead.

Wamsi Mohan
Analyst, Bank of America Merrill Lynch	Q

Yes. Thank you. Congrats on the deal. A couple questions here. So, one, are you looking to target specifically the harsh environment side to leverage these assets? Or are you going to target a broader portfolio? And how do you think about the portfolio as it stands now on long cycle versus short cycle and the visibility of the business? And I have a follow up.

Thomas J. Lynch
Chairman & Chief Executive Officer, TE Connectivity Ltd.	A

Thanks, Wamsi. Today, the way we define harsh environment, which is similar to Measurement Specialties, it’s about 80% of their business is what I would c all harsh environment in our definition, so that’s automotive, that’s industrial transportation, industrial equipment, aerospace, defense, marine, oil and gas, and certain appliance applications. So it fits. That’s a key part of the strategic fit here. It fits with that strategy of ours. As you know, we’ve been driving both organic and inorganic investment in the harsh environment. They do have — they are in — part of their business is in consumer, they have a very nice business there and we’re excited about that business too , but 80% of it is where we’re strong, which is in the harsh environment.

And that’s really how the cycle splits as well. So, harsh environment tends to be longer cycle. You’re early on in the architecture. And, as we talked earlier, it’s two to three years for cars, it’s probably five plus years for aerospace, and you tend to be often single sourced.

Wamsi Mohan
Analyst, Bank of America Merrill Lynch	Q

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

Okay, great. Thanks for the color. And as a follow-up, Measurement Specialties has a large customer in the sensor space and just wondering if this deal will at all change the sourcing relationship there or the royalty relationships? Thanks.

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

No, I don’t — we don’t expect it to change anything. If anything, we hope to make it stronger. The mission that we drive through the company is, we drive the extraordinary customer experience. The customer you mentioned is an incredibly important customer, and they can rely on us to treat them like a great customer and give them our best efforts. And I expect along and fruitful relationship with them.

Wamsi Mohan	Q
Analyst, Bank of America Merrill Lynch

Great. Thank you.

Sujal Shah	A
Vice President-Investor Relations, TE Connectivity Ltd.

All right, thank you, Wamsi. Could we have the next question, please?

Operator: And that’ll come from the line of Amitabh Passi with UBS. Please go ahead.

Amitabh Passi	Q
Analyst, UBS Securities LLC

Hi. Thank you. Tom, first question for you. Just on the market, you said that post the deal, you essentially open yourselves up to a $40 billion TAM. Does Measurement Specialties give you every thing you need to address that market? Do you think this is one of potentially several other deals in this space? I was not clear whether you pretty much get every thing you would need from a portfolio perspective to go after that $40 billion TAM.

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

This is related strictly to what Meas gives us. Today, we address about $4 billion to $5 billion of the market, so they‘ll be additive to that to kind of $35 billion to $40 billion. I won’t go through it in detail here, but if you look at the sensor categories, they‘re in...

Amitabh Passi	Q
Analyst, UBS Securities LLC

Yeah.

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

...five of the six top categories, they have the technology in there, almost 400 engineers supporting that. So that’s what we’re talking about. There are — there is $40 billion of the market that we wouldn’t address, but we’re excited about going from $4 billion to $40 billion.

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

Amitabh Passi	Q
Analyst, UBS Securities LLC

And just as a clarification, that’s $40 billion that this deal opens up, I mean, does it have very comparable characteristics to Measurement Specialties, i.e., 19%, 20% EBITDA margin or are there some parts of the market that are simply just not as attractive?

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Most of the, most of — I’d say virtually all of the market, you’re going to have products like in any market that are less attractive than others.

Amitabh Passi	Q
Analyst, UBS Securities LLC

Right.

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

But when you lo k at the gross margin profile across all the sensor categories, they’re attractive.

Amitabh Passi	Q
Analyst, UBS Securities LLC

And can I just ask you a quick clarification on the accretion. I wanted to confirm, you talked about it including integration costs. Just to clarify, does it also include the cost of any incremental interest expense from the debt you’ll raise? Is that all factored in?

Robert W. Hau	A
Chief Financial Officer & Executive Vice President, TE Connectivity Ltd.

Yes, it does.

Amitabh Passi	Q
Analyst, UBS Securities LLC

Okay. All right, thanks.

Sujal Shah	A
Vice President-Investor Relations, TE Connectivity Ltd.

All right, thank you, Amitabh. Can we have the next question, please?

Operator: And that’ll come from the line of Sherri Scribner with Deutsche Bank. Please go ahead.

Sherri A. Scribner	Q
Analyst, Deutsche Bank Securities, Inc.

Hi. Thanks. I just wanted to get a sense of, in terms of the synergies between the two businesses, sensors and connectors, are you primarily expecting the synergies to come from your customer relationships, or are there some synergies related to the technology?

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

I would say that there are several significant ones. There’s not that — it’s not like we’re going to apply directly connector technology to sensor technology. But what’s exciting from a technology point of view is that all of our customers are being — need to put more value in a smaller package. So what we’re already doing in our sensor business is, we provide that, because we’re expert at packaging in a harsh environment. So the ability to put the products together in a much smaller physical footprint is extraordinarily valuable for the customer when they’re looking for more and more footprint to add features without adding weight. In fact, they want to reduce weight. So there’s that kind of technology synergy.

The market synergy is significant, because as I mentioned we have 5,000 people that are sitting in front the big OEMs and our channel partners every day. And the big OEMs, we have dedicated customer -focused teams, we have dedicated engineering teams. That’s the model. And this is very — both industries are very much engineers in front of the customer. That model is important. And, the more engineers you have, the more business you get. So we get the salesperson leverage and we get the engineering leverage.

And then we have synergy through the supply chain. We have more procurement leverage. With the 10% — an 8% to 12% organic growth rate that Meas have, you would normally need to add factory capacity to meet that pretty regularly. We have a very broad and deep footprint around the world that we’ll be able to incorporate as they grow faster and we help them grow faster into existing bricks and mortar. We’ll certainly have to spend money on other kind of capital, but there’s just multiple levers here which makes it so attractive for us.

Sherri A. Scribner	Q
Analyst, Deutsche Bank Securities, Inc.

Okay, that’s helpful. And then I just want to understand, have you — I don’t know if I missed it in the slides, but did you provide a trailing EPS number for Measurement or a revenue number? Because if I look at the Street estimates that are out there for 2015, they’re doing about $540 million in revenue and $2.85, is that the right way to think about it? Did you give a trailing number? Sort of getting a sense of the valuation.

Robert W. Hau	A
Chief Financial Officer & Executive Vice President, TE Connectivity Ltd.

Sherri, that’s the right way to think about it. If you look at their trailing results, it excludes a few acquisitions...

Sherri A. Scribner	Q
Analyst, Deutsche Bank Securities, Inc.

The acquisition — yeah.

Robert W. Hau	A
Chief Financial Officer & Executive Vice President, TE Connectivity Ltd.

...including one that they closed just recently, May 30. So the $540 million encompasses the benefit of those acquisitions in their fiscal year 2015, which they’re in right now.

Sherri A. Scribner	Q
Analyst, Deutsche Bank Securities, Inc.

Okay. So you’re paying somewhere around three times sales. Is that right?

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

Thomas J. Lynch	A
Chairman & Chief Executive Officer, TE Connectivity Ltd.

Correct.

Robert W. Hau	A
Chief Financial Officer & Executive Vice President, TE Connectivity Ltd.

Correct.

Sherri A. Scribner	Q
Analyst, Deutsche Bank Securities, Inc.

Okay, thank you.

Sujal Shah

Vice President-Investor Relations, TE Connectivity Ltd.

All right, thank you, Sherri. It looks like we have no further questions, so I’d like to thank all of you for joining us this afternoon. If you have any additional questions, please call Investor Relations at TE. Thank you very much and have a nice day.

Thomas J. Lynch

Chairman & Chief Executive Officer, TE Connectivity Ltd.

Thanks, everybody.

Operator: Ladies and gentlemen, that does conclude our conference for today. A replay of today’s call will be available beginning to day at 7 p.m. Eastern Day light Time and will be available through June 25. The replay access numbers are 1-800-475-6701 within the U.S. and 320-365-3844 for all other locations. The conference ID is 329902. Additionally, a webcast of today’s call will be available at te.com in the Investor Relations section. Thank you for your participation and you may now disconnect.

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TE Connectivity Ltd. (TEL)	Corrected Transcript
Acquisition of Measurement Specialties, Inc. by TE Connectivity Ltd. Call	18-Jun-2014

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